EXHIBIT 5.1

                           OPINION OF LATHAM & WATKINS

                                Latham & Watkins
                        633 West 5th Street, Suite 4000
                             Los Angeles, CA 90071
                                 (213) 485-1234

January 19, 2000

Neurocrine Biosciences, Inc.
10555 Science Center Drive
San Diego, CA 92121

Ladies and Gentlemen:

We have acted as counsel to Neurocrine Biosciences, Inc., a Delaware corporation (the "Company") in connection with the registration of up to 2,327,777 shares of common stock of the Company, par value $0.001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "Commission"), to be sold by certain selling stockholders.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. With your consent we have relied upon the foregoing and other certificates of officers of the Company and of public officials with respect to certain factual matters.We have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that the Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                              Very truly yours,

                                                              Latham & Watkins

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